EXHIBIT 24.1

POWERS OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned, in their capacities as directors and/or officers of Dollar General Corporation and/or certain of its subsidiaries as set forth beneath their signatures below (collectively the “Registrants”), do hereby constitute and appoint David M. Tehle, Susan S. Lanigan and John W. Feray, or any of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for me and in my name, place and stead, to sign in any and all capacities (including, without limitation, the capacities listed below) the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements of the Registrants, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grant to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to enable the Registrants to comply with the provisions of the Securities Act of 1933, as amended, and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ RAJ AGRAWAL
Name:	Raj Agrawal
Title:

Director of Dollar General Corporation, the Managing Member of DC Financial, LLC; the Sole Member of DG eCommerce, LLC, DG Strategic I, LLC, DG Strategic II, LLC, DG Strategic VI, LLC, a General Partner of Dollar General Partners, DG Strategic VII, LLC, DG Strategic VIII, LLC, Dolgen California, LLC and Retail Risk Solutions, LLC; and the Sole Member of the Sole Member of Dolgen Midwest, LLC

/s/ WARREN F. BRYANT
Name:	Warren F. Bryant
Title:

Director of Dollar General Corporation, the Managing Member of DC Financial, LLC; the Sole Member of DG eCommerce, LLC, DG Strategic I, LLC, DG Strategic II, LLC, DG Strategic VI, LLC, a General Partner of Dollar General Partners, DG Strategic VII, LLC, DG Strategic VIII, LLC, Dolgen California, LLC and Retail Risk Solutions, LLC; and the Sole Member of the Sole Member of Dolgen Midwest, LLC

/s/ MICHAEL M. CALBERT
Name:	Michael M. Calbert
Title:

Director of Dollar General Corporation, the Managing Member of DC Financial, LLC; the Sole Member of DG eCommerce, LLC, DG Strategic I, LLC, DG Strategic II, LLC, DG Strategic VI, LLC, a General Partner of Dollar General Partners, DG Strategic VII, LLC, DG Strategic VIII, LLC, Dolgen California, LLC and Retail Risk Solutions, LLC; and the Sole Member of the Sole Member of Dolgen Midwest, LLC

/s/ SANDRA COCHRAN
Name:	Sandra Cochran
Title:

Director of Dollar General Corporation, the Managing Member of DC Financial, LLC; the Sole Member of DG eCommerce, LLC, DG Strategic I, LLC, DG Strategic II, LLC, DG Strategic VI, LLC, a General Partner of Dollar General Partners, DG Strategic VII, LLC, DG Strategic VIII, LLC, Dolgen California, LLC and Retail Risk Solutions, LLC; and the Sole Member of the Sole Member of Dolgen Midwest, LLC

/s/ RICHARD DREILING
Name:	Richard Dreiling
Title:

Director; Chairman of the Board and Chief Executive Officer of Dollar General Corporation, the Managing Member of DC Financial, LLC; the Sole Member of DG eCommerce, LLC, DG Strategic I, LLC, DG Strategic II, LLC, DG Strategic VI, LLC, a General Partner of Dollar General Partners, DG Strategic VII, LLC, DG Strategic VIII, LLC, Dolgen California, LLC and Retail Risk Solutions, LLC; and the Sole Member of the Sole Member of Dolgen Midwest, LLC

/s/ PATRICIA FILI-KRUSHEL
Name:	Patricia Fili-Krushel
Title:

Director of Dollar General Corporation, the Managing Member of DC Financial, LLC; the Sole Member of DG eCommerce, LLC, DG Strategic I, LLC, DG Strategic II, LLC, DG Strategic VI, LLC, a General Partner of Dollar General Partners, DG Strategic VII, LLC, DG Strategic VIII, LLC, Dolgen California, LLC and Retail Risk Solutions, LLC; and the Sole Member of the Sole Member of Dolgen Midwest, LLC

/s/ ADRIAN JONES
Name:	Adrian Jones
Title:

Director of Dollar General Corporation, the Managing Member of DC Financial, LLC; the Sole Member of DG eCommerce, LLC, DG Strategic I, LLC, DG Strategic II, LLC, DG Strategic VI, LLC, a General Partner of Dollar General Partners, DG Strategic VII, LLC, DG Strategic VIII, LLC, Dolgen California, LLC and Retail Risk Solutions, LLC; and the Sole Member of the Sole Member of Dolgen Midwest, LLC

/s/ WILLIAM C. RHODES, III
Name:	William C. Rhodes, III
Title:

Director of Dollar General Corporation, the Managing Member of DC Financial, LLC; the Sole Member of DG eCommerce, LLC, DG Strategic I, LLC, DG Strategic II, LLC, DG Strategic VI, LLC, a General Partner of Dollar General Partners, DG Strategic VII, LLC, DG Strategic VIII, LLC, Dolgen California, LLC and Retail Risk Solutions, LLC; and the Sole Member of the Sole Member of Dolgen Midwest, LLC

/s/ DAVID B. RICKARD
Name:	David B. Rickard
Title:

Director of Dollar General Corporation, the Managing Member of DC Financial, LLC; the Sole Member of DG eCommerce, LLC, DG Strategic I, LLC, DG Strategic II, LLC, DG Strategic VI, LLC, a General Partner of Dollar General Partners, DG Strategic VII, LLC, DG Strategic VIII, LLC, Dolgen California, LLC and Retail Risk Solutions, LLC; and the Sole Member of the Sole Member of Dolgen Midwest, LLC

/s/ DAVID M. TEHLE
Name:	David M. Tehle
Title:	Executive Vice President and Chief Financial Officer of Dollar General Corporation, Dolgencorp, LLC and DG Logistics, LLC, and Director of DG Transportation, Inc., the Sole Member of DG Logistics, LLC

Executive Vice President and Chief Financial Officer of Dollar General Corporation, the Managing Member of DC Financial, LLC and DG eCommerce, LLC; the Sole Member of DG Strategic I, LLC, DG Strategic II, LLC, DG Strategic VI, LLC, a General Partner of Dollar General Partners, DG Strategic VII, LLC, DG Strategic VIII, LLC, Dolgen California, LLC and Retail Risk Solutions, LLC; and the Sole Member of the Sole Member of Dolgen Midwest, LLC

Director of DG Promotions, Inc., a General Partner of Dollar General Partners and the Sole Member of DG Retail, LLC, and of Dolgencorp of Texas, Inc.

Executive Vice President, Chief Financial Officer and Director of DG Transportation, Inc., Dolgen I, Inc., Dolgen II, Inc., Dolgen III, Inc. and Dolgencorp of New York, Inc.

Vice President, Chief Financial Officer and Manager of Retail Property Investments, LLC

Vice President, Chief Financial Officer and Director of South Boston Holdings, Inc., the Sole General Partner of Sun-Dollar L.P., the Sole Member of South Boston FF&E, LLC

/s/ STEVEN R. DECKARD
Name:	Steven R. Deckard
Title:	President of DG Louisiana, LLC

Chief Executive Officer of DG Promotions, Inc. and Dolgencorp of Texas, Inc.

Chief Executive Officer of DG Retail, LLC, DG Strategic VI, LLC and DG Promotions, Inc., the General Partners of Dollar General Partners

/s/ ANITA C. ELLIOTT
Name:	Anita C. Elliott
Title:	Manager of Retail Property Investments, LLC

Director of South Boston Holdings, Inc., the Sole General Partner of Sun-Dollar, L.P., the Sole Member of South Boston FF&E, LLC

/s/ JOHN W. FERAY
Name:	John W. Feray
Title:	Senior Vice President and Chief Financial Officer of DG Louisiana, LLC, DG Promotions, Inc., and Dolgencorp of Texas, Inc.

Senior Vice President and Chief Financial Officer of DG Strategic VI, LLC and DG Promotions, the General Partners of Dollar General Partners, and DG Retail, LLC

/s/ SUSAN S. LANIGAN
Name:	Susan S. Lanigan
Title:

Director of Dolgen I, Inc., Dolgen II, Inc., Dolgen III, Inc., Dolgencorp of New York, Inc., Dolgencorp of Texas, Inc., DG Transportation, Inc., the Sole Member of DG Logistics, LLC, and DG Promotions, Inc., a General Partner of Dollar General Partners and the Sole Member of DG Retail, LLC

/s/ ROBERT D. RAVENER
Name:	Robert D. Ravener
Title:

Director of Dolgen I, Inc., Dolgen II, Inc., Dolgen III, Inc., Dolgencorp of New York, Inc., Dolgencorp of Texas, Inc., DG Transportation, Inc., the Sole Member of DG Logistics, LLC and DG Promotions, Inc., a General Partner of Dollar General Partners and the Sole Member of DG Retail, LLC

/s/ JAMES P. SMITS
Name:	James P. Smits
Title:	Manager of DG Louisiana, LLC and Dolgencorp, LLC

/s/ BARBARA SPRINGER
Name:	Barbara Springer
Title:

Treasurer of DG Logistics, LLC, DG Louisiana, LLC, DG Transportation, Inc., Dolgen I, Inc., Dolgen II, Inc., Dolgen III, Inc., Dolgencorp of New York, Inc., Dolgencorp, LLC, Retail Property Investments, LLC and South Boston Holdings, Inc., Sole General Partner of Sun-Dollar, L.P.

/s/ ROBERT R. STEPHENSON
Name:	Robert R. Stephenson
Title:	Manager of DG Louisiana, LLC and Dolgencorp, LLC

/s/ TODD VASOS
Name:	Todd Vasos
Title:	Chief Executive Officer and Chief Manager of DG Logistics, LLC

Chief Executive Officer of DG Transportation, Inc., Dolgen I, Inc., Dolgen II, Inc., Dolgen III, Inc., Dolgencorp of New York, Inc. and Dolgencorp, LLC

President of Retail Property Investments, LLC, South Boston FF&E, LLC and South Boston Holdings, Inc., Sole General Partner of Sun-Dollar, L.P.